Exhibit 10.40

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made as of September 30, 2019 by and between:

(1)	Youdao, Inc., a company incorporated in the Cayman Islands (the “Company”); and

(2)	Orbis Institutional Emerging Markets Equity L.P., a limited partnership organized under the laws of Delaware (the “Purchaser”).

Each of the Company and the Purchaser is herein referred to each as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Purchaser wishes to acquire, and the Company wishes to issue to the Purchaser, Class A ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”) in a transaction exempt from registration with the United States Securities and Exchange Commission (the “SEC”) pursuant to Regulation S of the U.S. Securities Act of 1933, as amended (“Regulation S” and the “Securities Act,” respectively), as contemplated by this Agreement (the “Private Placement”); and

WHEREAS, the Company intends to file a registration statement on Form F-1 (such registration statement on Form F-1, as amended, the “Registration Statement”) with the SEC in connection with the initial public offering (the “Offering”) by the Company of a certain number of American Depositary Shares (“ADSs”), each representing certain number of the Ordinary Shares as specified in the Registration Statement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Sale and Purchase of Purchased Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, subject to and conditional upon the consummation of the Offering, at the Offer Price, a number of Ordinary Shares (the “Purchased Shares”), free and clear of all liens or encumbrances equal to the Purchase Price (as defined below) divided by the Offer Price. The total purchase price for the Purchased Shares is US$900,000 (the “Purchase Price”). The “Offer Price” means the price equal to the public offering price per ADS set forth on the cover of the Company’s final prospectus contained in the Registration Statement (the “Final Prospectus”) divided by the number of Ordinary Shares represented by one ADS; it is being noted that (i) no fractional shares of Ordinary Shares will be issued as Purchased Shares, (ii) any fractions shall be rounded down to the nearest whole number of Ordinary Shares, and (iii) the Purchase Price will be reduced by the value of any such fractional share (as calculated on the basis of the Offer Price). The sale of the Purchased Shares by the Company to the Purchaser shall be made pursuant to and in reliance upon Regulation S.

Section 1.2 Closing.

(a) Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Purchased Shares pursuant to Section 1.1 shall take place concurrently with or as soon as practicable after the initial closing of the Offering of the underwritten ADSs representing Ordinary Shares (the “Firm Share Offering”) or at such other date as the Company and the Purchaser may mutually agree. The date of the Closing are referred to herein as the “Closing Date.”

(b) Payment and Delivery of Purchased Shares. At the Closing, the Purchaser shall pay and deliver the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Parties, of immediately available fund to such bank account designated by the Company, and the Company shall deliver a certified true copy of the updated register of the members of the Company to the Purchaser, evidencing the Purchaser Shares being issued and sold to the Purchaser.

(c) Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Following a request from the Purchaser in connection with its conversion of the Purchased Shares to ADSs, the Company shall take all actions necessary or appropriate to remove the foregoing legend from any certificate(s) (including any ADS) representing the Purchased Shares at the time the Purchased Shares are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act, or otherwise in connection with a transfer pursuant to an exemption from registration under the Securities Act.

Section 1.3 Closing Conditions.

(a) Conditions of the Purchaser. The obligation of the Purchaser to purchase the Purchased Shares from the Company as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares shall have been completed.

(ii) Each of the representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(iv) The ADSs shall have been listed on the New York Stock Exchange, subject only to official notice of issuance.

(v) The initial closing of the Offering shall have been consummated in accordance with the terms of the underwriting agreement relating to the Offering (the “Underwriting Agreement”).

(b) Conditions of the Company. The obligation of the Company to issue and sell the Purchased Shares to the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

(ii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(iii) The initial closing of the Offering shall have been consummated in accordance with the terms of the Underwriting Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Organization, Authority and Valid Agreement.

(i) The Company is a company duly incorporated as an exempted company with limited liability and validly existing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as presently conducted by it and to carry out the transactions contemplated by this Agreement.

(ii) The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(iii) This Agreement has been duly executed and delivered by the Company and, when duly executed and delivered by the Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Capitalization. As of the Closing Date, the share capital of the Company will be as set forth in the Registration Statement. All issued and outstanding common shares of the Company are validly issued, fully paid and non-assessable.

(c) Due Issuance of Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third-party right, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act, and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(d) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the memorandum and articles of association of the Company, or (B) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority of competent jurisdiction to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which the Company’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Company that seeks to restrain, enjoin, prevent, prohibit, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(e) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(f) No Registration or Integration.

(i) The issuance and sale of the Purchased Shares by the Company to the Purchaser contemplated herein comply with the Category 1 requirements of Regulation S and are exempted from the registration requirements of the Securities Act.

(ii) The Private Placement will not be integrated with the Offering pursuant to the Securities Act.

(iii) No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares.

(g) Financial Statements. The financial statements included in the Registration Statement, together with the related schedules and notes thereto, present fairly the consolidated financial position of the Company at the dates indicated and the combined and consolidated of operations, changes in shareholders’ equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation. The Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

(b) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by or on behalf of the Purchaser and, when duly executed and delivered by the Company, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the organizational documents of the Purchaser, or (B) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority of competent jurisdiction to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Purchaser that seeks to restrain, enjoin, prevent, prohibit, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(e) Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(f) Status and Investment Intent.

(i) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares that it is purchasing pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii) Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges and agrees that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred (A) to the Company or (B) pursuant to an exemption from registration under the Securities Act.

(iv) Information. The Purchaser is not relying on, and has not relied on, any statement, representation or warranty made by any person or any disclosure made in the Registration Statement, except for the representations and warranties contained in this Agreement. The Purchaser has consulted to the extent deemed appropriate by such Purchaser with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Securities and on that basis believes that an investment in the Purchased Securities is suitable and appropriate for such Purchaser.

(v) Compliance with Regulation S. The Purchaser has been advised and acknowledges that in issuing and selling the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Purchaser is acquiring the Purchased Shares in a Category 1 offshore transaction in reliance upon the exemption from registration provided by Regulation S.

ARTICLE III

COVENANTS

Section 3.1 Further Assurances. From the date of this Agreement until the Closing Date, the Parties shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby. The Company further undertakes to use its reasonable best efforts to cooperate with the Purchaser in good faith to facilitate the future transfer of the Purchased Shares or the conversion of the Purchased Shares into the corresponding number of ADSs, as the case may be, upon the request of the Purchaser as soon as possible following the Closing Date in accordance with applicable securities laws.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification. The Company shall indemnify, defend and hold the Purchaser harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Company under this Agreement had been true and correct in all material respects as of the date hereof and as of the Closing Date and (b) all of the covenants and agreements of the Company under this Agreement had been complied with and performed in all material respects; provided, however, that the aggregate liability of the Company to the Purchaser under this Section 4.1 shall not exceed the Purchase Price.

ARTICLE V

MISCELLANEOUS

Section 5.1 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration (the “Selection Period”). Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration fails to appoint an arbitrator with the Selection Period, the relevant appointment shall be made by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 5.2, including the provisions concerning the appointment of the arbitrators, this Section 5.2 shall prevail. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. In the event of the arbitration of any Dispute pursuant to this Section, the losing party in such arbitration shall pay to the prevailing party all expenses and fees (including reasonable attorneys’ fees) incurred in connection with the arbitration of such Dispute, and the arbitration order, ruling or award shall contain a specific provision providing for such payment.

Section 5.2 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

Section 5.3 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Purchaser and their respective successors and permitted assigns and legal representatives.

Section 5.4 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Parties, except that the Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser without the consent of the Company, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.5 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally or by courier to the Party or Parties to whom notice is to be given, on the date sent if sent by e-mail, and properly addressed as follows:

If to Purchaser, at:

Orbis Investment Management Limited

Orbis House

25 Front Street

Hamilton, HM 11

Bermuda

Att: Legal Department

With a copy to:

legaldepartment@orbis.com

If to the Company, at:

No. 399, Wangshang Road, Binjiang District

Hangzhou 310051, People’s Republic of China

With a copy to:

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Chaoyang District, Beijing

People’s Republic of China, 100004

Attn: Li He, Esq.

Any Party may change its address for purposes of this Section 5.6 by giving the other Party hereto written notice of the new address in the manner set forth above.

Section 5.6 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 5.7 Severability; Separate Obligations. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.8 Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 5.9 Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Purchaser and the Company unless otherwise required by applicable law, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 5.10 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.11 Purchaser Description.

(a) The Company shall afford the Purchaser an opportunity in which to review and comment on any description of the Purchaser and/or the transactions contemplated by this Agreement that is to be included in the Registration Statement filed after the date hereof or marketing materials used in connection with the Offering. The Purchaser agrees to undertakes to promptly provide a description of its organization and business activities and the beneficial ownership of any shares of the Company that it is acquiring hereunder to the Company (the “Purchaser Description”) as may be reasonably required to satisfy the disclosure obligations in connection with the Registration Statement and the prospectus therein under applicable laws, and hereby represents that the Purchaser Description will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Purchaser also consents to the inclusion of the Purchaser Description, the Purchaser’s name as well as the matters relating to the Purchaser’s subscription of the Purchased Shares in the Registration Statement and the prospectus therein, and in press releases and other marketing materials for the Offering. Additionally, the Purchaser hereby consents to the filing of this Agreement as an exhibit to the Registration Statement.

Section 5.12 Termination. In the event that the Closing shall not have occurred by December 31, 2019, this Agreement shall be terminated unless the Parties mutually agree in writing by December 31, 2019 to amend this Section 5.13 to provide for a later date.

Section 5.13 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.14 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Youdao, Inc.

By:	/s/ Feng Zhou
Name:	Chief Executive Officer, Director
Title:	Feng Zhou

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Orbis Institutional Emerging Markets Equity L.P.

By its General Partner,

Orbis Institutional Emerging Markets GP Limited

By:	/s/ Alexander Cutler
Name:	Alexander Cutler
Title:	Director